Exhibit 3.1

12111440002

ARTICLES OF ORGANIZATION

OF

OTTER TAIL AG ENTERPRISES, LLC

The undersigned organizer, being a natural person of full age, in order to form a limited liability company under Minnesota Statutes, Chapter 322B, hereby adopts the following Articles of Organization.

ARTICLE I.
NAME

The name of this Company is Otter Tail Ag Enterprises, LLC.

ARTICLE II.
REGISTERED OFFICE

The registered office of this Company is located at 110 North Mill Street, Fergus Falls, State of Minnesota. 56538-0866

ARTICLE III.
ORGANIZER

The name and address of the organizer of this Company is:

Kent D .Mattson

Attorney at Law

110 North Mill Street

P.O. Box 866

Fergus Falls, MN 56538-0866

ARTICLE IV.
PERIOD OF EXISTENCE

Unless dissolved earlier according to law, the existence of this Company shall be perpetual.

ARTICLE V.
BUSINESS CONTINUATION AGREEMENT

The Members of the Company shall have the power to enter into a business continuation agreement.

ARTICLE VI.
TRANSFER OF GOVERNANCE RIGHTS

The transfer of governance rights alone to a nonmember requires the unanimous consent of all holders of membership interests of this Company.

ARTICLE VII.
CUMULATIVE VOTING DENIED

No member of this Company shall have any cumulative voting rights.

ARTICLE VIII.
WRITTEN ACTION WITHOUT MEETING

Any action required or permitted to be taken at a meeting of the Board of Governors of this Company not needing approval by the Members, may be taken by written action signed by the number of governors that would be required to take such action at a meeting of the Board of Governors at which all governors were present.

ARTICLE IX.
LIMITATION OF GOVERNOR LIABILITY

No governor of this Company shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty by such governor as a governor; provided, however, that this Article shall not eliminate or limit the liability of a governor to the extent provided by applicable law.

IN WITNESS WHEREOF, the organizer has executed these Articles of Organization on this 26th day of January, 2005.

		/e/	STATE OF MINNESOTA DEPARTMENT OF STATE
		Kent D. Mattson	FILED

JAN 27 2005
STATE OF MINNESOTA	)
)ss.
COUNTY OF OTTER TAIL	)	/s/ Illegible
Secretary of State

The foregoing instrument was acknowledged before me this 26th day of January, 2005, by Kent D. Mattson, the organizer, of Signature Properties Group, LLC.

/e/
Notary Public

2

15174550002

FIRST AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

OTTER TAIL AG ENTERPRISES, LLC

The undersigned, being all the duly elected and appointed governors of Otter Tail Ag Enterprises, LLC, a limited liability company organized under Minnesota Statutes, Chapter 322B, do hereby amend the Articles of Organization of the company filed with the Minnesota Secretary of State on January 27, 2005, and hereby set forth and adopt the First Amended and Restated Articles of Organization of Otter Tail Ag Enterprises, LLC, pursuant to Minnesota Statutes, Section 322B.145, effective the 9th day of September, 2005. The following Amended and Restated Articles of Organization take the place of and supersede the original Articles of Organization previously filed with the Minnesota Secretary of State.

ARTICLE I.
NAME

The name of the limited liability company organized hereby shall be Otter Tail Ag Enterprises, LLC.

ARTICLE II.
REGISTERED OFFICE

The registered office of the limited liability company shall be 110 North Mill Street, Fergus Falls, Minnesota, 56537.

ARTICLE III.
REGISTERED AGENT

The name of the registered agent of the limited liability company and address of the registered agent shall be:

Jerry Larson

Otter Tail Ag Enterprises, LLC.
110 North Mill Street
Fergus Falls, MN 56537

ARTICLE IV.
PERIOD OF EXISTENCE.

Unless dissolved earlier according to law, the duration and existence of the limited liability company shall be perpetual.

ARTICLE V.
LIMITED LIABILITY ORGANIZATION

The liabilities, debts, and obligations of any nature of the limited liability company, whether arising under contract, tort, or otherwise, whether at law or in equity, shall be solely the liabilities, debts, and obligations of the limited liability company, except as provided otherwise in a writing signed by a member. No individual solely in their capacity as a member of the limited liability company shall be personally liable for the obligations, debts, liabilities, undertakings, or acts of the limited liability company merely on the account of member status. No failure of the limited liability company, its officers, managers, or directors, to observe any formalities or requirements relating to the exercise of its powers, management, business, or affairs shall be grounds for imposing liability on the members of the limited liability company for any undertaking, act, liability, debt, or obligation of the Company.

ARTICLE VI.
PREEMPTIVE RIGHTS DENIED

Except as may be provided in a member control agreement governing the limited liability company, the members of the limited liability company shall have none of the preemptive rights as described in Minnesota Statutes § 322B.33, as amended, or any similar future statutory provisions.

ARTICLE VII.
CUMULATIVE VOTING DENIED

Except as may be provided in a member control agreement governing the limited liability company, the members of the limited liability company shall have none of the rights of cumulative voting as described in Minnesota Statutes § 322B.63, as amended, or any similar future statutory provisions.

ARTICLE VIII.
WRITTEN ACTION WITHOUT MEETING

Except as may be provided in a member control agreement governing the limited liability company, any action required or permitted to be taken at a meeting of the Board of Governors of the limited liability company, which does not need approval by the members of the limited liability company, may be taken by written action signed by the number of governors that would be required the same action at a meeting of the Board of Governors at which all governors were present.

ARTICLE IX.
LIMITATION OF GOVERNOR LIABILITY

No governor of the limited liability company shall be personally liable to the limited liability company or its members for monetary damages for breach of fiduciary duty by such governor; provided, however, that this provision shall not limit the liability of a governor to the extent provided by applicable law (i) for a breach of the governor’s duty of loyalty to the limited

2

liability company or its members; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law; (iii) for knowing violations of securities laws section 80A.23 of Minnesota Statutes or for illegal distributions; (iv) for a transaction from which the governor derived an improper personal benefit; or (v) for any act or omission occurring before the date when this provision becomes effective.

It is the intention of the limited liability company and its members to limit the personal liability of governors of the limited liability company to the greatest extent as permitted under Minnesota law, specifically Minnesota Statutes § 322B.663, Subd. 4, as amended, or any similar future statutory provisions. If after the effective date of this provision amendments to Minnesota Statutes are passed which authorize limited liability companies to further limit the personal liability of governors of a limited liability company, then the liability of the governors of the limited liability company shall be limited to the greatest extent permitted by Minnesota Statutes, as amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any governor of the limited liability company for or with respect to any acts or omissions of such governor occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, by action of the following undersigned individuals, comprising the entire Board of Governors of Otter Tail Ag Enterprises, LLC, the foregoing First Amended and Restated Articles of Organization of Otter Tail Ag Enterprises, LLC, are adopted effective the 9th day of September, 2005, and shall constitute the Articles of Organization for Otter Tail Ag Enterprises, LLC, until or unless later amended as permitted by law.

/s/ Jerry Larson	/s/ Gerald Rust
Jerry Larson	Gerald Rust

/s/ Hans Ronnevik	/s/ Jerry Kramer
Hans Ronnevik	Jerry Kramer

/s/ Terry Stahlman	/s/ Brian Lacey
Terry Stahlman	Brian Lacey

/s/ Greg Smith	/s/ Jonathan Piekarski
Greg Smith	Jonathan Piekarski

/s/ Noel Kjesbo	/s/ Mark Ellison
Noel Kjesbo	Mark Ellison

/s/ Jay Nord	/s/ Ron Tobkin
Jay Nord	Ron Tobkin

/s/ Roger Schmidt	STATE OF MINNESOTA
Roger Schmidt	DEPARTMENT OF STATE
FILED

SEP 22 2005

/s/ Illegible
Secretary of State

3

STATE OF MINNESOTA
DEPARTMENT OF STATE
I hereby certify, that this is a
true and complete copy of the
document as filed for record in
this office.
DATED 11-6-07

/s/ Mark Ritchie

Secretary of State

By	/s/ Angela Kappenman